Exhibit 99.1

PARTS iD Announces Review of Strategic Alternatives

CRANBURY, N.J., January 17, 2023 -- PARTS iD, Inc. (NYSE American: ID) (“PARTS iD” or “Company”), the owner and operator of, among other verticals, “CARiD.com,” a leading digital commerce platform for the automotive aftermarket, today announced that its Board of Directors, led by its Finance & Business Development Committee, is evaluating potential strategic alternatives to maximize shareholder value. As part of the process, the Board is considering a full range of strategic alternatives, which may include financing alternatives, merger, reverse merger, other business combinations, sale of assets, licensing, or other transactions.

PARTS iD has retained Canaccord Genuity as its financial advisor and DLA Piper as its legal counsel to assist in evaluating potential strategic alternatives.

There can be no assurance that the evaluation of strategic alternatives will result in any potential transaction, or any assurance as to its outcome or timing. PARTS iD has not set a timetable for completion of the process and does not intend to disclose developments related to the process unless and until PARTS iD executes a definitive agreement with respect thereto, or the Board otherwise determines that further disclosure is appropriate or required.

About PARTS iD, Inc.

PARTS iD is a technology-driven, digital commerce company focused on creating custom infrastructure and unique user experiences within niche markets. Founded in 2008 with a vision of creating a one-stop eCommerce destination for the automotive parts and accessories market, we believe that PARTS iD has since become a market leader and proven brand-builder, fueled by its commitment to delivering a revolutionary shopping experience; comprehensive, accurate and varied product offerings; and continued digital commerce innovation.

Cautionary Note Regarding Forward-Looking Statements

All statements made in this press release relating to future financial or business performance, conditions, plans, prospects, trends, or strategies and other such matters, including without limitation, expected future performance, consumer adoption, anticipated success of our business model or the potential for long term profitable growth, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “potential,” “confident,” “look forward,” “optimistic” and similar expressions and their variants, as they relate to us may identify forward-looking statements. We operate in a changing environment where new risks emerge from time to time and it is not possible for us to predict all risks that may affect us, particularly those associated with the COVID-19 pandemic and the conflict in Ukraine, which have had wide-ranging and continually evolving effects. We caution that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time, often quickly and in unanticipated ways.

Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements include risks and uncertainties, including without limitation: the ongoing conflict between Ukraine and Russia has affected and may continue to affect our business; competition and our ability to counter competition, including changes to the algorithms of Google and other search engines and related impacts on our revenue and advertisement expenses; the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto; disruptions in the supply chain and associated impacts on demand, product availability, order cancellations and cost of goods sold including inflation; difficulties in managing our international business operations, particularly in the Ukraine, including with respect to enforcing the terms of our agreements with our contractors and managing increasing costs of operations; changes in our strategy, future operations, financial position, estimated revenues and losses, product pricing, projected costs, prospects and plans; the outcome of actual or potential litigation, complaints, product liability claims, or regulatory proceedings, and the potential adverse publicity related thereto; the implementation, market acceptance and success of our business model, expansion plans, opportunities and initiatives, including the market acceptance of our planned products and services; developments and projections relating to our competitors and industry; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; our ability to maintain and enforce intellectual property rights and ability to maintain technology leadership; our future capital requirements; our ability to raise capital and utilize sources of cash; our ability to obtain funding for our operations; changes in applicable laws or regulations; the effects of current and future U.S. and foreign trade policy and tariff actions; disruptions in the marketplace for online purchases of aftermarket auto parts; costs related to operating as a public company; and the possibility that we may be adversely affected by other economic, business, and/or competitive factors.

Further information on the factors and risks that could cause actual results to differ from any forward-looking statements are contained in our filings with the United States Securities and Exchange Commission (SEC), which are available at https://www.sec.gov (or at https://www.partsidinc.com). The forward-looking statements represent our estimates as of the date hereof only, and we specifically disclaim any duty or obligation to update forward-looking statements.

Investors:
Brendon Frey
ICR
ir@partsidinc.com

Media:

Erin Hadden
FischTank PR
partsid@fischtankpr.com